 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 150
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the departure of J. Christopher Marmo, Ph.D. from his role as the Chief Operating Officer of Evolus, Inc. (the “Company”) on August 15, 2018 (the “Separation Date”) (as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”)) on August 17, 2018, the Company, ALPHAEON Corporation (“ALPHAEON”), the Company’s controlling stockholder, and Dr. Marmo entered into a Separation Agreement and General Release of Claims, dated August 28, 2018 (the “Separation Agreement”). The Separation Agreement provides that Dr. Marmo will provide consulting services to the Company pursuant to a consulting agreement effective as of August 28, 2018 (the “Consulting Agreement”).

Pursuant to the Separation Agreement, Dr. Marmo is entitled, subject to certain conditions, including signing and not revoking a release of claims, to receive the following severance payments, subject to applicable tax withholdings, which will be payable by ALPHAEON and reimbursable by the Company: (i) six months of base salary, which will be paid periodically pursuant to ALPHAEON’s regularly scheduled pay periods, (ii) a lump sum cash payment of $190,096.96 (representing Dr. Marmo’s 2018 annual cash bonus for the year ended December 31, 2018, prorated as of the Separation Date), which will be paid no later than March 15, 2019, and (iii) the continued provision of health benefits through the end of the six-month anniversary of the Separation Date.

The Separation Agreement contains other standard provisions contained in agreements of this nature, including restrictive covenants concerning confidentiality and non-disparagement, and a general release of any and all claims Dr. Marmo may have against the Company, its directors, officers and associated persons.

Under the Consulting Agreement, the Company engaged Dr. Marmo as an independent consultant to provide certain consulting services until the Company obtains U.S. Food and Drug Administration approval for its product candidate, DWP-450, or until the Consulting Agreement is terminated by either party in accordance with the terms thereof. In consideration for his consulting services, the Company will pay Dr. Marmo on a per hour basis for a maximum of twenty hours per month.

The foregoing descriptions of the terms of the Separation Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the complete Separation Agreement and Consulting Agreement, respectively, copies of which will be filed with the Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUS, INC.

Dated: August 31, 2018	By:	/s/ David Moatazedi
David Moatazedi President and Chief Executive Officer